EXHIBIT 24.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our reports dated February 7, 1997, except for Note 19, as to which the date is March 12, 1997, and July 30, 1997 (Heritage Media Services, Inc. -- Broadcasting Segment). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1996, or performed any audit procedures subsequent to the date of our report.

                                                         /s/ Arthur Andersen LLP


Baltimore, Maryland,
December 23, 1997